Exhibit 99.1

For Immediate Release

CONTACT:

Investors/Media:	Investors:	Media:
Blaine Davis	Jonathan Neely	Brian O'Donnell
+353-1-669-6635	(484) 216-6645	(484) 216-6726
(484) 216-7158

Endo to Acquire DAVA Pharmaceuticals

•	Adds high-margin marketed generics portfolio, robust near-term ANDA pipeline to Endo’s existing generics portfolio

•	Ability to leverage Endo’s corporate platform and proven commercial expertise to maximize profitable growth

•	Clear path to achievable synergies

•	Expected to be immediately accretive to Endo’s 2014 adjusted EPS

DUBLIN – June 24, 2014 -- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today announced that it has reached a definitive agreement to acquire DAVA Pharmaceuticals, Inc., a privately-held company specializing in marketed, pre-launch and pipeline generic pharmaceuticals, for $575 million in cash, with additional cash consideration of up to $25 million contingent on the achievement of certain sales milestones. The acquisition enhances Endo’s attractive commercialization and development platform and is expected to be immediately accretive to Endo’s 2014 adjusted earnings per share (EPS).

“The acquisition of DAVA is another step in our pursuit of accretive and strategic external growth opportunities where we see a clear path to meaningful upside and synergies,” said Rajiv De Silva, president and CEO of Endo. “DAVA is well-positioned for continued strong and highly predictable financial performance with its existing commercial portfolio and attractive near-term pipeline, and is a natural fit for our generics business. With Endo’s sharp focus, lean operating model and improved execution within our core businesses, strategic acquisitions will continue to play a key role in maximizing our growth potential and cash flow to drive future value for Endo shareholders.”

Exhibit 99.1

DAVA operates a highly-profitable generics franchise with 2013 revenue of approximately $131 million and 2013 adjusted EBITDA of approximately $100 million. DAVA’s strategically-focused generics portfolio includes 13 on-market products in a variety of therapeutic areas. In addition, DAVA has assembled a promising product pipeline across a multitude of therapeutic categories, including recent launches of generic Doxycycline and Cefdinir. The Company also expects over 5 products to be launched in 2015, and more than 20 additional products to be launched over the next several years. Going forward, DAVA will be well-positioned to leverage Endo’s extensive relationships with the industry's most important suppliers and customers, commercial expertise, and financial strength to drive continued predictable cash flows and execute its product launch strategy.

The transaction is subject to requisite regulatory approvals and customary closing conditions, and is expected to be completed in the second half of 2014.

Skadden, Arps, Slate, Meagher & Flom LLP is acting as Endo's legal counsel.

Oppenheimer & Co. Inc. is acting as lead financial advisor to DAVA Pharmaceuticals and Dechert LLP is acting as DAVA's legal counsel. Jefferies LLC also advised DAVA on the transaction.

About Endo:
Endo International plc is a global specialty healthcare company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic and device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and US headquarters in Malvern, PA. Learn more at www.endo.com.

About DAVA:
DAVA Pharmaceuticals Inc., a specialty pharmaceuticals company, is focused on developing and marketing a broad portfolio of pharmaceutical products. DAVA is aggressively building its product portfolio through a combination of acquisitions, strategic alliances, in-licensing transactions, partnerships and development. DAVA’s headquarters is in Fort Lee, New Jersey. For further information, please visit DAVA’s website located at www.davapharma.com.

Exhibit 99.1

Reconciliation of GAAP Net Income to Adjusted EBIDTA

		2013

Net Income		$ 54
Add: Taxes		0
Earnings before Tax		54
Add: Other (inc) expense		9
Operating income		63
Add: D&A		0
EBITDA, as reported		64
EBITDA Adjustments
One-time price adjustments	[a]	8
Executive compensation	[b]	10
Non-recurring consulting	[c]	18
Total Adjustments		36
Adjusted EBITDA		$ 99

[a] One-time adjustments related to price increases (included in DSA agreements)
[b] Salaries of executive owners of company
[c] Non-recurring consulting expenses of executive owner

Source: Dava Pharmaceuticals, Inc. unaudited internal financial statements

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo's future financial results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in Endo's Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo's actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update

Exhibit 99.1

any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.

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